EUROBANCSHARES, INC. TO PRESENT AT COHEN BROS. & COMPANY
FIRST ANNUAL INVESTORS CONFERENCE

San Juan, PR, March 17, 2005 - Eurobancshares, Inc. (Nasdaq: EUBK) today announced that Rafael Arrillaga-Torréns, Chairman, President and Chief Executive Officer will present at the Cohen Bros. & Company First Annual Investors Conference, Mandarin Oriental Hotel, New York, New York, on Friday, March 18, 2005 at 2:15 Eastern Time.

Interested parties will be able to listen to and view Eurobancshares presentation by logging on to www.vcall.com/conferences/conferences/cohenbros/031805/test.htm.

EuroBancshares, Inc. is a diversified financial holding company headquartered in San Juan, Puerto Rico, offering a broad array of financial services through its wholly owned banking subsidiary, Eurobank; EBS Overseas, an international banking entity, and its wholly owned insurance agency, EuroSeguros.

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